UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2011 (August 8, 2011)

HONG KONG WINALITE GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-83375	87-0575571
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 4-6 12/F Wai Fung Plaza, 664 Nathan Road, Mongkok, Kowloon, Hong Kong
(Address of principal executive offices, Zip Code)

(852) 2388-3928
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

On August 08, 2011, the Board of Directors (the “Board”) of the Hong Kong Winalite Group, Inc (the “Company”) appointed Dr. Sean Liu, age 44, to serve as the Company’s Chief Executive Officer, effective immediately.  Dr. Liu entered into an employment agreement with the Company on the same date, under which he will be compensated with an annual base salary in an amount which shall initially be $ 100,000 per annum, as well as other full benefits and original stock shares and/or stock options assigned by the Company as other members of the management team.

Dr. Liu has abundant industry experiences as a founder, board member, consultant and member of the management and the business community, especially in company management, strategic planning, marketing strategy, mergers and acquisitions, and fund raising. He has  been able to strengthen the company’s financial structure and team through collaborative efforts leading to major operating improvements from raising capital to market strategies. Before he joined the Company, he was the Executive President of Winforall, Inc. and the Executive Vice President of Hongmeng Network and Technology, Inc., the leading cloud computing company in China in charge of the daily operation and business development in the US and China (2011). He also served as the Co-Founder and President of a LED company, Xenergy, Inc. (2007) and a few pharmaceutical companies, including L2 Therapeutic Associates, LLC. (2010) and Daromar Eye Products, LLC. (2010), as well as the Executive Board Member of Team Concept Development Services, Inc. (2011). In addition, he is holding the position of Chief Consultant of Asian Practice or Managing Director in local attorney and Investor Relations firms including TroyGould Attorneys, Maier and etc.  He is an expert not only in reestablishing  investor relations creditability, improving bank relations, raising capital, coordinating spin offs, performing due diligence reviews, negotiating numerous divestitures, but also in filing different reports and documents to SEC.

Dr. Liu has a medical background with both Master and Doctor Degrees from UCLA after he left a faculty position in School of Medicine of Fudan University from China. He has conducted more than 24 years of biomedical research, published a few books and dozens of papers in top scientific journals, and received numerous awards as Principal Investigator. He was named a life-time Honorary Faculty Member of Chinese Scholars Association (CSA) in 2009.

Dr. Liu owns an outstanding leadership and tremendous organizational skills. He served Chinese American communities as President of Chinese Students and Scholars Association of Southwest United States (SW-CSSA), the largest Chinese Students and Scholars Association in the US, President of Chinese Students and Scholars Association at UCLA (CSSA-UCLA) and Vice Chairman of Roundtable of Southern California Chinese-American Organizations (ROSCCAO).

By executing the employment agreement with the Company, Dr. Liu has agreed not to engage in the conduct of any business other than the Company’s business without the Company’s prior written consent.  In addition, Dr. Liu has agreed not to: (i) associate in the business of the Company’s distributors; (ii) hold multi-level marketing distributorship with the Company; or (iii) act as an advisor for any other multi-level marketing companies.  A copy of Dr. Liu’s employment agreement with the Company is attached hereto, and incorporated by reference into this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits.10.1

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HONG KONG WINALITE GROUP, INC.

	By:	/s/ Jingjun Hu
Date: August 8, 2011	Name:	Jingjun Hu
	Title:	Chairman